Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Second Quarter 2025 Results

(FAIRMONT, WV) July 28, 2025 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. (“MVB Bank”), today announced financial results for the second quarter of 2025, with reported net income of $2.0 million, or $0.16 and $0.15 per basic and diluted share, respectively.

Second Quarter 2025 Highlights as Compared to First Quarter 2025
3.5% growth in pre-tax, pre-provision income.
Net interest margin up three bps, to 3.66%.
Noninterest income up 13.4%.
Loan growth of 4.4%; Deposit growth of 8.5%, despite seasonality.
Repurchased 314,580 shares for $6.4 million, representing an average cost of $20.28 per share.

From Larry F. Mazza, Chief Executive Officer and President, MVB Financial:
“The second quarter marked a positive turn in MVB’s operating fundamentals. Loan growth accelerated, following five consecutive quarters of contraction, and our pipeline is strong heading into the second half of the year. In a quarter that traditionally has seasonal headwinds as it is outside of tax and gaming seasons, deposit growth of 8.5% shows execution of our overall strategy.

“We generated positive operating leverage, as our cost control initiatives continued to take hold. Our capital position remains strong, and overall asset quality improved during the quarter. Reflecting this strong foundation and our ongoing commitment to shareholder value, we actively repurchased stock following the authorization of a $10 million share repurchase plan in late May.

“Reported earnings fell short of expectations, primarily due to the timing of loan growth, which occurred late in the quarter, resulting in provisioning without the benefit of corresponding interest income. However, we believe the underlying momentum of our business is strong. We are executing with discipline and remain confident in our ability to deliver long-term value for all our stakeholders.”

SECOND QUARTER 2025 HIGHLIGHTS
•Positive operating leverage driven by cost stabilization.
•Total noninterest income increased $0.9 million, or 13.4%, to $7.9 million relative to the prior quarter, primarily due to an increase in equity method investment income from our mortgage segment, partially offset by a decline in compliance consulting income and payment card and service charge income. Additionally, the first quarter of 2025 included a $0.6 million gain on divestiture activity.
•Total noninterest expense remained relatively flat, declining $0.1 million, or 0.5%, to $28.6 million relative to the prior quarter, consistent with our recently-instituted cost control initiatives.
•Net interest margin expansion powered by improved earning asset mix and higher yields.
•Net interest margin on a fully tax-equivalent basis, a non-U.S. GAAP financial measure1, was 3.69%, up three basis points from the prior quarter, primarily due to an increase in the yield on loans, partially offset by an increase in the total cost of funds.
•Average earning assets declined $155.0 million, or 5.2%, from the prior quarter to $2.82 billion, primarily reflecting seasonal considerations related to seasonal tax volume in banking-as-a-service operations, which resulted in a significant decline in average cash balances.
•Total loan balances increased $90.0 million, or 4.4%, from the prior quarter to $2.15 billion, due primarily to increased loan demand and improved market conditions.
•Yield on interest earning assets was 6.04%, up 13 basis points compared to the prior quarter, primarily due to a shift in the mix of earning assets.
•Total cost of funds was 2.41%, up 13 basis points compared to the prior quarter, primarily reflecting the aforementioned seasonal considerations, which resulted in a change in deposit mix, most notably a significantly lower balance of average noninterest bearing deposits during the second quarter.
•Total deposits increased $220.6 million, or 8.5%, to $2.80 billion compared to the prior quarter-end. Noninterest-bearing (“NIB”) deposits increased $17.0 million, or 1.7%, to $1.05 billion, and represent 37.4% of total deposits as of June 30, 2025, as compared to 40.0% as of the prior quarter-end. The loan-to-deposit ratio was 76.8% as of June 30, 2025, compared to 79.9% as of the prior quarter-end.
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

•Off-balance sheet deposits totaled $1.11 billion as of June 30, 2025, a decline of $418.4 million, or 27.5%, compared to prior quarter-end, reflecting a decrease in certain banking-as-a-service deposit relationships.
•Maintaining a strong and resilient foundation.
•Criticized loans declined $22.5 million, or 16.6%, to $112.9 million, or 5.2% of total loans, from $135.5 million, or 6.6% of total loans, at the prior quarter-end. Net charge-offs were $0.2 million, or 0.04% annualized of loans, for the second quarter, compared to $0.9 million, or 0.2% annualized of loans, for the prior quarter.
•Provision for credit losses totaled $2.0 million, compared to $0.2 million for the prior quarter, primarily attributable to loan growth. The allowance for credit losses was 1.0% of total loans at June 30, 2025, compared to 0.9% at March 31, 2025.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 11.4%, 14.6% and 15.5%, respectively, compared to 10.9%, 15.5% and 16.4%, respectively, at the prior quarter-end.
•The tangible common equity ratio, a non-U.S. GAAP financial measure1, was 9.3% as of June 30, 2025, compared to 10.2% as of March 31, 2025 and 8.9% as of June 30, 2024.
•Book value per share and tangible book value per share, a non-U.S. GAAP measure1, were $23.78 and $23.68, respectively.
•During the second quarter, the Company repurchased 314,580 shares, or $6.4 million, representing an average cost of $20.28 per share. As previously disclosed, the Company announced the authorization of a stock repurchase program of up to $10 million of its common stock.

INCOME STATEMENT
Net interest income on a fully tax-equivalent basis totaled $26.0 million for the second quarter of 2025, a decline of $0.9 million, or 3.4%, from the first quarter of 2025 and a decline of $1.8 million, or 6.4%, from the second quarter of 2024. The decline from the both prior periods reflects a lower balance of total average earning assets, partially offset by a higher net interest margin.

Interest income declined $0.8 million, or 2.0%, from the first quarter of 2025 and declined $3.7 million, or 8.1%, from the second quarter of 2024. The decline in interest income relative to the prior quarter reflects declines in interest income from cash balances. The decline in interest income relative to the same period a year ago reflects lower interest income from loans and cash due to the lower overall balance of loans and cash, and the
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

impact of lower interest rates on interest income from loans and cash balances, partially offset by higher interest income on investment securities balances due to higher rates earned on these investments and a higher overall balance of investment securities.

Interest expense increased $0.1 million, or 0.3%, from the first quarter of 2025 and declined $2.0 million, or 10.5%, from the second quarter of 2024. The cost of funds was 2.41% for the second quarter of 2025, an increase of 13 basis points compared to 2.28% for the first quarter of 2025 and a decline of 13 basis points compared to 2.54% for the second quarter of 2024. The higher cost of funds compared to the prior quarter reflects a shift in the mix of average deposits, including a decline in the ratio of average noninterest-bearing deposits to total deposits, primarily reflecting typical seasonal considerations related to our banking-as-a-service operations. Relative to the same period a year ago, the decline reflects the impact of lower interest rates on our deposits and a shift in the mix of average deposits.

On a tax-equivalent basis1, net interest margin for the second quarter of 2025 was 3.69%, an increase of three basis points versus the first quarter of 2025 and a decline of six basis points versus the second quarter of 2024. The increase in net interest margin relative to the prior quarter reflects a decline in lower yielding cash and investment securities balances, as compared to a lesser decline in higher-yielding loan balances, and higher yields across key categories of earning assets, partially offset by a decline in average earning asset balances and an increase in the total cost of funds. The decline in net interest margin relative to the same period a year ago reflected a decline in overall earning asset balances and a slight decline in the yield on earning assets.
Noninterest income totaled $7.9 million for the second quarter of 2025, an increase of $0.9 million from the first quarter of 2025 and $0.8 million from the second quarter of 2024. The increase compared to the prior quarter is primarily attributable to a $1.7 million increase in equity method investment income from our mortgage segment, a $0.3 million decline in loss on disposal of assets and a $0.2 million increase in other operating income. These increases were partially offset by declines of $0.5 million in compliance consulting income and $0.3 million in payment card and service charge income. Additionally, the first quarter of 2025 included a $0.6 million gain on divestiture activity related to the sale of Trabian Technology, Inc. The increase in noninterest income from the second quarter of 2024 was primarily driven by a $1.8 million increase in equity method investment income from our mortgage segment and a $0.8 million increase in payment card and service charge income, partially offset by a $1.3 million decline in compliance consulting income and a $0.4 million holding loss on equity securities in the current quarter.

1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

Noninterest expense totaled $28.6 million for the second quarter of 2025, a decline of $0.1 million from the first quarter of 2025 and $0.4 million from the second quarter of 2024. The decline from the first quarter of 2025 primarily reflects declines of $0.6 million in salaries and employee benefits, $0.1 million in other operating expense and $0.1 million in professional fees, partially offset by increases of $0.7 million in travel, entertainment, dues and subscriptions and $0.1 million in insurance, tax and assessment expense. The decline from the second quarter of 2024 primarily reflects declines of $1.7 million in professional fees, $0.3 million in equipment depreciation and maintenance and $0.1 million in salaries and employee benefits, partially offset by increases of $0.7 million in other operating expense, $0.8 million in travel, entertainment, dues and subscriptions and $0.4 million in occupancy expense.

BALANCE SHEET
Loans totaled $2.15 billion as of June 30, 2025, an increase of $90.0 million, or 4.4%, from March 31, 2025, and a decline of $53.5 million, or 2.4%, from June 30, 2024. The increase in loan balances relative to the prior quarter primarily reflects stronger loan demand and improved market conditions. The decline relative to the same period a year ago reflects portfolio management and the impact of loan amortization and payoffs.

Deposits totaled $2.80 billion as of June 30, 2025, an increase of $220.6 million, or 8.5%, from March 31, 2025, and a decline of $78.4 million, or 2.7%, from June 30, 2024. The increase in deposits relative to the prior quarter primarily reflects an increased volume in the Fintech banking space. Relative to the same period a year ago, the decline in total deposits primarily reflects a $193.1 million, or 38.7%, decline in brokered certificates of deposit (“CDs”).

NIB deposits totaled $1.05 billion as of June 30, 2025, an increase of $17.0 million, or 1.7%, from March 31, 2025 and $66.3 million, or 6.7%, from June 30, 2024. NIB deposits represented 37.4% of total deposits as of June 30, 2025, compared to 40.0% of total deposits at the prior quarter-end and 34.1% for the same period a year ago.

Off-balance sheet deposits totaled $1.11 billion as of June 30, 2025, a decline of $418.4 million, or 27.5%, compared to $1.52 billion at March 31, 2025, and a decline of $253.4 million, or 18.7%, from $1.36 billion at June 30, 2024. The decline in off-balance sheet deposits relative to the prior quarter primarily reflects typical seasonality in certain deposit relationships. Relative to the same period a year ago, the decline reflects lower banking-as-a-service deposit balances. Off-balance sheet deposit networks are utilized to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.

CAPITAL
The Community Bank Leverage Ratio was 11.4% as of June 30, 2025, compared to 10.9% as of March 31, 2025, and 10.7% as of June 30, 2024. MVB’s Tier 1 Risk-Based Capital Ratio was 14.6% as of June 30, 2025, compared to 15.5% as of March 31, 2025 and 14.6% as of June 30, 2024. The Bank’s Total Risk-Based Capital Ratio was 15.5% as of June 30, 2025, compared to 16.4% as of March 31, 2025 and 15.4% as of June 30, 2024.

The tangible common equity ratio, a non-U.S. GAAP financial measure1, was 9.3% as of June 30, 2025, compared to 10.2% as of March 31, 2025 and 8.9% as of June 30, 2024.

The Company issued a quarterly cash dividend of $0.17 per share for the second quarter of 2025, consistent with the first quarter of 2025 and the second quarter of 2024.

During the second quarter, the Company repurchased 314,580 shares, or $6.4 million, representing an average cost of $20.28 per share. As previously disclosed, the Company announced the authorization of a stock repurchase program of up to $10 million of its common stock.

ASSET QUALITY
Nonperforming loans totaled $21.1 million, or 1.0% of total loans, as of June 30, 2025, as compared to $20.3 million, or 1.0% of total loans, as of March 31, 2025, and $23.1 million, or 1.0% of total loans, as of June 30, 2024. Criticized loans as a percentage of total loans were 5.2% as of June 30, 2025, compared to 6.6% as of March 31, 2025 and 5.7% as of June 30, 2024. The decline in criticized loans from the prior periods primarily reflects two commercial loans that were paid off and risk grade upgrades on certain loans that were previously included in criticized loans. Classified loans as a percentage of total loans were 3.0% as of June 30, 2025, compared to 3.2% as of March 31, 2025 and 2.2% as of June 30, 2024.

Net charge-offs were $0.2 million, or 0.04% annualized of total loans, for the second quarter of 2025, compared to $0.9 million, or 0.2% annualized of total loans, for the first quarter of 2025 and the second quarter of 2024.

The provision for credit losses totaled $2.0 million, compared to $0.2 million for the prior quarter ended March 31, 2025 and $0.3 million for the quarter ended June 30, 2024. The $2.0 million provision for credit losses recorded during the quarter ended June 30, 2025 was primarily due to an increase in total loans. The allowance for credit losses for loans was 1.0% of total loans at June 30, 2025, compared to 0.9% at March 31, 2025 and consistent with 1.0% at June 30, 2024.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB Financial is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB Financial, please visit ir.mvbbanking.com.

Forward-Looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business and political conditions, including, without limitation, the imposition of international trade policies and any retaliatory responses thereto; changes in demand for loan products and deposit flow; changes in deposit classifications; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Michael R. Sumbs, Executive Vice President and Chief Financial Officer
(844) 682-2265
msumbs@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2025	2025	2024	2025	2024
	Second Quarter	First Quarter	Second Quarter
Interest income	$42,384	$43,229	$46,127	$85,613	$96,157
Interest expense	16,604	16,553	18,557	33,157	38,448
Net interest income	25,780	26,676	27,570	52,456	57,709
Provision for credit losses	1,990	177	254	2,167	2,251
Net interest income after provision for credit losses	23,790	26,499	27,316	50,289	55,458

Total noninterest income	7,945	7,008	7,142	14,953	14,976

Noninterest expense:
Salaries and employee benefits	15,801	16,412	15,949	32,213	32,438
Other expense	12,768	12,289	12,981	25,057	26,683
Total noninterest expenses	28,569	28,701	28,930	57,270	59,121

Income before income taxes	3,166	4,806	5,528	7,972	11,313
Income taxes	1,164	1,247	1,379	2,411	2,662
Net Income, before noncontrolling interest	2,002	3,559	4,149	5,561	8,651
Net (income) loss attributable to noncontrolling interest	—	18	(60)	18	(80)
Net income available to common shareholders	$2,002	$3,577	$4,089	$5,579	$8,571

Earnings per share - basic	$0.16	$0.28	$0.32	$0.43	$0.67
Earnings per share - diluted	$0.15	$0.27	$0.31	$0.42	$0.66

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2025	2025	2024	2025	2024
	Second Quarter	First Quarter	Second Quarter
Card acquiring income	$498	$549	$337	$1,047	$588
Service charges on deposits	1,075	1,158	1,103	2,233	2,626
Interchange income	3,080	3,278	2,377	6,358	5,416
Total payment card and service charge income	4,653	4,985	3,817	9,638	8,630

Equity method investments income (loss)	2,315	645	484	2,960	(644)
Compliance and consulting income	6	501	1,274	507	2,274
Loss on sale of loans	(80)	(69)	—	(149)	—
Investment portfolio gains (losses)	(166)	(308)	117	(474)	726
Gain on divestiture activity	—	608	—	608	—
Loss on disposal of assets	(15)	(342)	(12)	(357)	(66)
Other noninterest income	1,232	988	1,462	2,220	4,056

Total noninterest income	$7,945	$7,008	$7,142	$14,953	$14,976

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	June 30, 2025	March 31, 2025	June 30, 2024
Cash and cash equivalents	$399,379	$251,450	$455,517
Investment securities available-for-sale	396,555	419,617	361,254
Equity securities	43,923	44,317	41,261
Loans receivable	2,153,309	2,063,296	2,206,793
Less: Allowance for credit losses	(20,785)	(19,165)	(22,084)
Loans receivable, net	2,132,524	2,044,131	2,184,709
Premises and equipment, net	10,877	11,489	19,540
Other assets	240,750	248,683	225,723
Total assets	$3,224,008	$3,019,687	$3,288,004

Noninterest-bearing deposits	$1,050,104	$1,033,056	$983,809
Interest-bearing deposits	1,754,319	1,550,742	1,899,043
Subordinated debt	73,912	73,850	73,663
Other liabilities	43,358	51,985	34,826
Total liabilities	2,921,693	2,709,633	2,991,341

Common stock	13,877	13,798	13,776
Additional paid-in capital	166,078	165,559	162,880
Retained earnings	173,350	173,557	165,096
Accumulated other comprehensive loss	(27,869)	(26,119)	(28,386)
Treasury stock	(23,121)	(16,741)	(16,741)
Noncontrolling interest	—	—	38
Total Stockholders’ equity	302,315	310,054	296,663
Total liabilities and stockholders’ equity	$3,224,008	$3,019,687	$3,288,004

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$332,265	$3,592	4.34%	$445,509	$4,734	4.31%	$380,278	$5,065	5.36%
Investment securities:
Taxable	305,600	2,828	3.71	327,676	2,757	3.41	252,963	1,905	3.03
Tax-exempt [1]	96,135	819	3.42	102,681	857	3.38	102,785	684	2.68
Loans and loans held-for-sale: [2]
Commercial	1,488,610	28,371	7.64	1,492,238	28,020	7.62	1,597,359	30,824	7.76
Tax-exempt [1]	2,719	29	4.28	2,826	30	4.31	3,261	35	4.32
Real estate	538,595	5,826	4.34	546,106	5,862	4.35	563,011	6,391	4.57
Consumer	61,022	1,096	7.20	62,956	1,155	7.44	73,531	1,374	7.52
Total loans	2,090,946	35,322	6.78	2,104,126	35,067	6.76	2,237,162	38,624	6.94
Total earning assets	2,824,946	42,561	6.04	2,979,992	43,415	5.91	2,973,188	46,278	6.26
Less: Allowance for credit losses	(19,459)			(19,630)			(22,596)
Cash and due from banks	8,215			6,979			4,528
Other assets	300,378			327,995			305,644
Total assets	$3,114,080			$3,295,336			$3,260,764

Liabilities
Deposits:
NOW	$658,490	$4,966	3.02%	$481,322	$3,134	2.64%	$465,587	$4,139	3.58%
Money market checking	358,968	2,284	2.55	335,743	2,092	2.53	400,205	3,337	3.35
Savings	117,123	920	3.15	89,924	582	2.62	112,225	944	3.38
IRAs	7,414	68	3.68	7,722	81	4.25	7,948	81	4.10
CDs	657,367	7,545	4.60	814,782	9,793	4.87	731,337	9,130	5.02
Repurchase agreements and federal funds sold	4,081	24	2.36	3,167	15	1.92	3,459	4	0.47
FHLB and other borrowings	8	—	—	5,115	59	4.68	—	—	—
Senior term loan[3]	—	—	—	—	—	—	2,736	114	16.76
Subordinated debt	73,890	797	4.33	73,828	797	4.38	73,629	808	4.41
Total interest-bearing liabilities	1,877,341	16,604	3.55	1,811,603	16,553	3.71	1,797,126	18,557	4.15
Noninterest-bearing demand deposits	886,657			1,130,900			1,139,070
Other liabilities	44,021			48,684			36,101
Total liabilities	2,808,019			2,991,187			2,972,297

Stockholders’ equity
Common stock	13,825			13,796			13,731
Paid-in capital	165,611			164,967			162,518
Treasury stock	(18,029)			(16,741)			(16,741)
Retained earnings	173,394			170,365			161,709
Accumulated other comprehensive loss	(28,740)			(28,275)			(32,299)
Total stockholders’ equity attributable to parent	306,061			304,112			288,918
Noncontrolling interest	—			37			(451)
Total stockholders’ equity	306,061			304,149			288,467
Total liabilities and stockholders’ equity	$3,114,080			$3,295,336			$3,260,764

Net interest spread (tax-equivalent)			2.49%			2.20%			2.11%
Net interest income and margin (tax-equivalent)[1]		$25,957	3.69%		$26,862	3.66%		$27,721	3.75%
Less: Tax-equivalent adjustments		(177)			(186)			(151)
Net interest spread			2.47%			2.17%			2.09%
Net interest income and margin		$25,780	3.66%		$26,676	3.63%		$27,570	3.73%
1In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 15.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024 and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$388,574	$8,326	4.32%	$465,086	$12,406	5.36%
Investment securities:
Taxable	316,577	5,586	3.56	249,527	3,648	2.94
Tax-exempt [1]	99,050	1,676	3.41	104,547	1,570	3.02
Loans and loans held-for-sale: [2]
Commercial	1,490,414	56,391	7.63	1,611,822	62,975	7.86
Tax-exempt [1]	2,772	59	4.29	3,317	72	4.37
Real estate	542,330	11,688	4.35	569,579	13,004	4.59
Consumer	61,984	2,251	7.32	75,416	2,827	7.54
Total loans	2,097,500	70,389	6.77	2,260,134	78,878	7.02
Total earning assets	2,901,701	85,977	5.98	3,079,294	96,502	6.30
Less: Allowance for loan losses	(19,544)			(22,427)
Cash and due from banks	7,601			4,967
Other assets	314,450			320,338
Total assets	$3,204,208			$3,382,172

Liabilities
Deposits:
NOW	$589,361	$8,100	2.77%	$510,558	$9,068	3.57%
Money market checking	347,420	4,377	2.54	404,484	7,096	3.53
Savings	103,599	1,502	2.92	137,918	2,585	3.77
IRAs	7,567	149	3.97	7,856	155	3.97
CDs	735,639	17,338	4.75	702,974	17,657	5.05
Repurchase agreements and federal funds sold	3,627	39	2.17	3,205	5	0.31
FHLB and other borrowings	2,547	58	4.59	22	1	5.98
Senior term loan[3]	—	—	—	4,736	264	11.21
Subordinated debt	73,859	1,594	4.35	73,600	1,617	4.42
Total interest-bearing liabilities	1,863,619	33,157	3.59	1,845,353	38,448	4.19
Noninterest-bearing demand deposits	989,138			1,209,132
Other liabilities	46,339			39,059
Total liabilities	2,899,096			3,093,544

Stockholders’ equity
Common stock	13,811			13,695
Paid-in capital	165,291			162,025
Treasury stock	(17,389)			(16,741)
Retained earnings	171,890			161,322
Accumulated other comprehensive loss	(28,509)			(31,429)
Total stockholders’ equity attributable to parent	305,094			288,872
Noncontrolling interest	18			(244)
Total stockholders’ equity	305,112			288,628
Total liabilities and stockholders’ equity	$3,204,208			$3,382,172

Net interest spread (tax-equivalent)			2.39%			2.11%
Net interest income and margin (tax-equivalent) [1]		$52,820	3.67%		$58,054	3.79%
Less: Tax-equivalent adjustments		$(364)			$(345)
Net interest spread			2.36%			2.09%
Net interest income and margin		$52,456	3.65%		$57,709	3.77%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 15.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024 and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

Selected Financial Data
(Unaudited) (Dollars in thousands, except share and per share data)

	Quarterly				Year-to-Date
	2025	2025	2024		2025	2024
	Second Quarter	First Quarter	Second Quarter
Earnings and Per Share Data:
Net income	$2,002	$3,577	$4,089		$5,579	$8,571
Earnings per share - basic	$0.16	$0.28	$0.32		$0.43	$0.67
Earnings per share - diluted	$0.15	$0.27	$0.31		$0.42	$0.66
Cash dividends paid per common share	$0.17	$0.17	$0.17		$0.34	$0.34
Book value per common share	$23.78	$23.94	$22.94		$23.78	$22.94
Tangible book value per common share [1]	$23.68	$23.85	$22.70		$23.68	$22.70
Weighted-average shares outstanding - basic	12,912,113	12,948,178	12,883,426		12,930,046	12,847,191
Weighted-average shares outstanding - diluted	13,121,436	13,181,213	13,045,660		13,151,616	13,058,791

Performance Ratios:
Return on average assets [2]	0.3%	0.4%	0.5%		0.3%	0.5%
Return on average equity [2]	2.6%	4.7%	5.7%		3.7%	5.9%
Net interest margin 3 4	3.69%	3.66%	3.75%		3.67%	3.79%
Efficiency ratio [5]	84.7%	85.2%	83.3%		85.0%	81.3%
Overhead ratio 2 6	3.7%	3.5%	3.5%		3.6%	3.5%
Equity to assets	9.4%	10.3%	9.0%		9.4%	9.0%

Asset Quality Data and Ratios:
Charge-offs	$628	$1,387	$1,538		$2,015	$3,688
Recoveries	$445	$530	$688		$975	$1,523
Net loan charge-offs to total loans 2 7	—%	0.2%	0.2%		0.1%	0.2%
Allowance for credit losses	$20,785	$19,165	$22,084		$20,785	$22,084
Allowance for credit losses to total loans [8]	0.97%	0.93%	1.00%	1.00%	0.97%	1.00%
Nonperforming loans	$21,055	$20,272	$23,099		$21,055	$23,099
Nonperforming loans to total loans	1.0%	1.0%	1.0%		1.0%	1.0%

Mortgage Company Equity Method Investees Production Data[9]:
Mortgage pipeline	$1,128,738	$1,078,835	$927,875		$1,128,738	$927,875
Loans originated	$1,352,603	$1,310,702	$1,383,405		$2,663,305	$2,433,494
Loans closed	$882,361	$888,022	$828,849		$1,770,383	$1,482,155
Loans sold	$699,036	$644,683	$639,035		$1,343,718	$1,555,150
1 Common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 15
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-U.S. GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure.
6 Noninterest expense as a percentage of average assets, a non-U.S. GAAP measure.
7 Ratio of charge-offs, less recoveries to total loans.
8 Excludes loans held-for-sale.
9 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.

Non-U.S. GAAP Reconciliation: Net Interest Income and Net Interest Margin on a Fully Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest income and net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net interest margin - U.S. GAAP basis
Net interest income	$25,780	$26,676	$27,570	$52,456	$57,709
Average interest-earning assets	$2,824,946	$2,979,992	$2,973,188	$2,901,701	$3,079,294
Net interest margin	3.66%	3.63%	3.73%	3.65%	3.77%

Net interest margin - non-U.S. GAAP basis
Net interest income	$25,780	$26,676	$27,570	$52,456	$57,709
Impact of fully tax-equivalent adjustment	177	186	151	364	345
Net interest income on a fully tax-equivalent basis	$25,957	$26,862	$27,721	$52,820	$58,054
Average interest-earning assets	$2,824,946	$2,979,992	$2,973,188	$2,901,701	$3,079,294
Net interest margin on a fully tax-equivalent basis	3.69%	3.66%	3.75%	3.67%	3.79%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	June 30, 2025	March 31, 2025	June 30, 2024
Tangible Book Value per Common Share
Goodwill	$1,200	$1,200	$2,838
Intangibles	—	—	307
Total intangibles	$1,200	1,200	3,145

Total equity attributable to parent	$302,315	310,054	296,625
Less: Total intangibles	(1,200)	(1,200)	(3,145)
Tangible common equity	$301,115	$308,854	$293,480

Tangible common equity	$301,115	$308,854	$293,480
Common shares outstanding (000s)	12,715	12,950	12,928
Tangible book value per common share	$23.68	$23.85	$22.70

Tangible Common Equity Ratio
Total assets	$3,224,008	$3,019,687	$3,288,004
Less: Total intangibles	(1,200)	(1,200)	(3,145)
Tangible assets	$3,222,808	$3,018,487	$3,284,859

Tangible assets	$3,222,808	$3,018,487	$3,284,859
Tangible common equity	$301,115	$308,854	$293,480
Tangible common equity ratio	9.3%	10.2%	8.9%

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